UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

OM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREQUENTLY ASKED QUESTIONS

FOR CUSTOMERS, SUPPLIERS AND BUSINESS PARTNERS

1.	What did OM Group announce today? Why is this transaction good for customers/suppliers/business partners?

OM Group has entered into a definitive agreement to be acquired by funds managed by Apollo Global Management, LLC, a leading global alternative investment manager, for $34.00 per share in cash, or approximately $1 billion. The purchase price represents a premium of approximately 28% over OM Group’s closing share price on May 29, 2015. Additionally, upon closing of the transaction, Platform Specialty Products will acquire OM Group’s Electronic Chemicals and Photomask businesses from Apollo in separate transactions for cash consideration of $365 million. Following the transactions, Apollo will own OM Group’s Magnetic Technologies, Battery Technologies and Advanced Organics businesses.

The new owners will bring a combination of financial resources to build these companies, as well as global operating experience to drive growth and help manage the opportunities and challenges the businesses face today.

2.	What does this sale mean for customers?

The new owners will bring financial resources and global operating experience to build these companies for the future, taking advantage of the opportunities and addressing the challenges facing the businesses today. Healthy, strategically positioned businesses are in the best long-term interests of employees, as well as our customers, suppliers and business partners. We will continue delivering high-quality products and services, innovation and applications expertise to meet the evolving needs of our customers. While the sale is being completed, it will be business as usual for us and we look forward to building our relationships with customers. If there are changes a customer should be aware of, we will be in touch in a timely manner.

3.	Will my day to day contacts remain the same while the sale is being completed?

Yes. We expect it to be business as usual.

4.	Will the terms of contractual agreements change?

For now, through the closing of the transaction, we expect it to be business as usual and current contracts remain in place.

5.	What does today’s announcement mean for our supplier relationships and business partners? Will my usual contacts remain the same?

It will be business as usual and we look forward to continuing our relationship with our suppliers and business partners as we grow in the future. All of your usual contacts remain the same. If there are changes, we will be in touch in a timely manner.

6.	Who is Apollo Global Management?

Apollo is a leading global alternative investment manager. As of March 31, 2015, Apollo had assets under management of approximately $163 billion in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. More information about Apollo can be found on its website at www.agm.com.

7.	Who is Platform Specialty Products?

Platform is a global, diversified producer of high-technology specialty chemical products and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agriculture, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling. More information on Platform is available on its website at www.platformspecialtyproducts.com.

8.	What are Platform’s plans for the Electronic Chemicals and Photomasks businesses?

We believe that the businesses are a good fit for Platform and that Platform was attracted to them for a variety of reasons. Beyond that, while we cannot speculate on their intentions, we will share more with you as we learn more from them.

9.	What are Apollo’s plans for the Magnetic Technologies, Battery Technologies and Advanced Organics businesses?

We believe that the businesses are a good fit for Apollo and that Apollo was attracted to them for a variety of reasons. Beyond that, while we cannot speculate on their intentions, we will share more with you as we learn more from them.

10.	Will OM Group’s management team and business heads maintain their positions under the new owners?

For now, through the closing of the transaction, we do not expect there to be any changes as a result of the transactions. Ultimately such decisions will be up the new owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to OM Group, its management or the proposed transactions among OM Group, Apollo and Platform, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OM Group undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: volatility in raw material and energy prices; the failure of OM Group’s suppliers to timely deliver products in accordance with contract specifications; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in OM Group’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at OM Group or at one or more of its large customers or suppliers; changes in OM Group’s relationship with joint-venture partners; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the proposed transaction and future indebtedness; changes to tariffs or the imposition of new tariffs or trade restrictions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industry in which OM Group operates; effects of compliance with laws; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in OM Group’s, Apollo’s or Platform’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain approval of the merger by the stockholders of OM Group and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; changes in the economic climate in the markets in which OM Group operates; unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; results of litigation involving OM Group; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence OM Group to take particular actions favored by the activist or gain representation on OM Group’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; consolidation among competitors or customers; inaccurate assumptions used in developing OM Group’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect OM Group’s intellectual property rights; other factors that are set forth in management’s discussion and analysis of OM Group’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of OM Group by Apollo and Platform, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This document speaks only as of its date, and OM Group disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a preliminary proxy statement on Schedule 14A will be filed with the SEC. OM GROUP STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of OM Group. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from OM Group at its website, www.omgi.com, or by contacting Rob Pierce, Vice President of Finance, at (216) 263-7489.

Participants in Solicitation

OM Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning OM Group’s participants is set forth in the proxy statement, filed April 22, 2015, for OM Group’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of OM Group in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.